Exhibit 10.23

SECOND AMENDMENT

TO

LOAN AGREEMENT

This SECOND AMENDMENT (this “Amendment”), dated as of November 2, 2004 (the “Second Amendment Date”) by and among FIRST ALBANY COMPANIES INC., a New York corporation, with its principal office and place of business as of the date hereof at 30 South Pearl Street, Albany, New York 12207 (the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, with an office for the transaction of business as of the date hereof at 66 South Pearl Street, Albany, New York, 12207 (“Bank”) to the Loan Agreement RE: $20,000,000.00 TERM LOAN, by and among Borrower and Bank (the “February Credit Agreement”) as amended by that certain First Amendment dated as of May 14, 2004 by and between the Borrower and the Bank  (collectively the “Original Agreement ”).  Borrower and Bank are referred to individually in this Amendment as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties entered into the Original Agreement (the Original Agreement, as amended by this Amendment, is hereinafter referred to as the “Agreement”), pursuant to which, among other things, the Bank agreed to provide a $20,000,000.00 Term Loan to Borrower in order to provide financing to the Borrower for the acquisition of all of the issued and outstanding shares of stock of Descap Securities, Inc. (“DesCap”);

WHEREAS, the Parties desire to amend the Original Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1

Original Agreement Definitions.  All capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Original Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Original Agreement, the definitions contained herein shall prevail.

ARTICLE II

AMENDMENTS TO ORIGINAL AGREEMENT AND CONSENT

2.1

Amendments to Section 5.04 of Original Agreement.

(a)

With retroactive effectiveness to July 1, 2004, Section 5.04(a) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a)  Minimum EBITDAR.  Maintain a trailing twelve (12) month EBITDAR of not less than $22,500,000.00 as at the end of each fiscal quarter based on the preceding trailing twelve month period.  EBITDAR is defined as earnings before interest, taxes, Lease Expense, depreciation and amortization.  Provided, however, that (i) for and only for those periods ending March 31, 2004, and June 30, 2004, EBITDAR is defined as earnings before interest, taxes, Lease Expense, depreciation and amortization plus Excess DesCap’s Officer’s Compensation, and (ii) for and only for those periods ending September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 EBITDAR is defined as earnings before interest, taxes, Lease Expense, depreciation and amortization plus (1) Excess DesCap’s Officer’s Compensation, plus (2) the sum of all Scheduled Adjustment Expenditures incurred during the applicable fiscal quarters up to but not exceeding the amount of the Scheduled Adjustment Expenditures for each expenditure category as set forth on Schedule 5.04(a) for each Fiscal Quarter or Trailing Twelve Months, as applicable, as set forth on Schedule 5.04; provided, however, that the amount of the Scheduled Adjustment Expenditures for the “Lawrence” category shall not exceed one hundred and twenty percent (120%) of the “Lawrence” line item set forth on Schedule 5.04 plus (3) the sum of all Scheduled Adjustment Earnings incurred during the applicable fiscal quarters up to but not exceeding one hundred and twenty percent (120%) of the “Divestiture of FAAM line item set forth on Schedule 5.04.  “Excess DesCap’s Officer’s Compensation” is defined as DesCap’s officer’s compensation in excess of contractual compensation for the periods ending March 31, 2004, June 30, 2004 , September 30, 2004, December 31, 2004 and March 31, 2005.  “Scheduled Adjustment Expenditure” is defined as an expense incurred by Borrower which is properly attributable to the second through the sixth expenditure categories set forth on Schedule 5.04 to the Original Agreement.  “Scheduled Adjustment Earnings” is defined as the pre-tax contribution that the Borrower anticipates would have been available to the Borrower if it had not divested its First Albany Asset Management division.

(b)

With retroactive effectiveness to July 1, 2004, Section 5.04(b) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b)  Operating Cash-Flow to Total Fixed Charge Ratio.  Maintain a ratio of operating cash flow to total fixed charges of not less than 1.15 to 1.00 as at the end of each fiscal quarter based on the preceding trailing twelve month period.  Operating Cash Flow is defined (i) for the periods ending March 31, 2004 and June 30, 2004 as net income less any other non-recurring income plus depreciation/amortization, plus Lease Expense, less Cash Dividends plus or less the Annualized Effect of Income Tax, (ii) for the periods ending September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 as net income less any other non-recurring income plus depreciation/amortization, plus Lease Expense, less Cash Dividends plus or less the Annualized Effect of Income Tax plus the sum of all Tax Adjusted Scheduled Adjustment Expen ditures incurred during the applicable fiscal quarters up to but not exceeding the amount of the Tax Adjusted Scheduled Adjustment Expenditures for the trailing twelve month period as set forth on Schedule 5.04(b) and (iii) for all other periods as net income less any other non-recurring income plus depreciation/amortization, plus Lease Expense, less Cash Dividends.  Excess DesCap’s Officer’s Compensation (Net of Tax) will be added to operating cash flow for and only for those periods ending March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005.  The Annualized Effect of Income Tax is defined as the positive or negative difference between (i) the combined federal and state income tax rate(s) payable by the Borrower multiplied by the taxable income generated from DesCap’s operation for the period in question and (ii) the reserves taken by or on behalf of DesCap for the combined federal and state income taxes payable by DesCap as a result of its operat ions over the same period.  Total fixed charges are defined as Interest Expense, plus Lease Expense plus current maturities on Long Term Debt/current maturities on long term Capital Leases plus maintenance CAPEX.  Maintenance CAPEX is defined as CAPEX without a corresponding debt or lease financing for the twelve month period under consideration.  “Tax Adjusted Scheduled Adjustment Expenditures” is defined as the Scheduled Adjustment Expenditures less the product resulting from multiplying that Scheduled Adjustment Expenditures by the combined highest marginal federal and state income tax rate(s) payable by the Borrower.

(c)

With retroactive effectiveness to July 1, 2004, the document attached hereto as Exhibit “A” is and shall constitute Schedule 5.04 of and to the Original Agreement and the document attached hereto as Exhibit “B” is and shall constitute Schedule 5.04(b) of and to the Original Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to and agrees with the Bank as follows:

3.1

Representations and Warranties in the Original Agreement.  The representations and warranties of the Borrower contained in the Original Agreement were true, correct and complete as and when made and, are true, correct and complete in all material respects as of the date hereof as if made on the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

3.2

Authority, Etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under this Amendment and the Original Agreement (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings by the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Borrower.

3.3

Enforceability of Obligations.  This Amendment and the Original Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforcement of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcing of creditors’ rights generally.

3.4 No Default.  After giving effect to this Amendment, no condition or event has occurred or exists which constitutes or which, after notice of lapse of time, or both, would constitute under the Original Agreement or the Note.

3.5

Compliance.  The Borrower is in full compliance with all covenants and agreement contained in the Original Agreement, as amended hereby.

3.6

Good Faith.  The Bank has acted in good faith and in a commercially reasonable manner in negotiating with the Borrower with respect to this Amendment, the Original and the other Loan Documents.

3.7

Control.  The Bank has not directly or indirectly exercised control over the Borrower and the procedures, if any, followed by the Borrower in its efforts to comply with the terms of the Original Agreement and/or the other Loan Documents.  This Amendment is not the result of any advice from or by the Bank or the attorneys for the Bank and the attorneys for the Bank will not be responsible for any acts, omissions or decision of the Borrower.

3.8

Solvency.   The Borrower has not: (i) filed a petition seeking relief under any provision of any bankruptcy, reorganization, arrangement or dissolution law of any jurisdiction; (ii) made an assignment for the benefit of creditors; (iii) had a receiver, custodian, liquidator or trustee of their property, or any part thereof, appointed by court order or otherwise; or (iv) admitted in writing, their inability to pay debts generally as they become due.

3.9

No Offsets or Counterclaims.  The Borrower, as of the date hereof, has no defenses, counterclaims, offsets, cross complaints, claims or demands of any nature whatsoever which can be asserted to reduce or eliminate all or any part of the Borrower’s liability to repay the amount due with respect to the Term Loan, the Original Agreement and/or any of the other Loan Documents, or to seek relief for damages of any type from the Bank.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is conditioned upon satisfaction or waiver of the following conditions precedent on or before the Second Amendment Date:

4.1

Amendment. The Bank shall have received this Amendment, executed and delivered by all the Parties.

4.2

Certificate(s).  The Bank shall have received, a Borrower Closing Date Certificate, dated as of the Second Amendment Date and duly executed and delivered by an authorized officer of the Borrower, in which certificate the Borrower shall represent and warrant as of the Second Amendment Date to such matters as the Bank may request.

4.3

Resolutions, etc.  The Bank shall have received from the Borrower, (i) a copy of a good standing certificate issued by the Secretary of State of the State of New York, dated a date reasonably close to the Second Amendment Date, for the Borrower and (ii) a certificate, dated the Second Amendment Date, duly executed and delivered by Borrower’s  Secretary or Assistant Secretary, as to:

(a)

resolutions of the Board of Directors then in full force and effect authorizing, to the extent relevant, and the execution, delivery and performance of this Amendment to be executed by an authorized officer of Borrower,  as the case may be, and the transactions contemplated hereby and thereby;

(b)

the incumbency and signatures of those of its officers authorized to act with respect to the Second Amendment to be executed by Borrower; and

(c)

with respect to Borrower, the full force and validity of each Organic Document of the Borrower and copies thereof or a representation by the Borrower that such Organic Documents have not been amended or modified since February 18, 2004.

4.4

Fees, Expenses, etc.  The Bank shall have received all fees and expenses incurred by the Bank in connection herewith and/or otherwise incurred in connection with the Term Loan.

4.5

Legal Opinions.  The Bank shall have received a legal opinion of counsel to the Borrower.  Such legal opinion shall cover such other matters incident to the transactions contemplated by this Amendment as the Bank may require.

4.6

Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Bank and its counsel and the Bank and its counsel shall have received all information, approvals, opinions, documents or instruments as the Bank or its counsel may reasonably request.

ARTICLE V

MISCELLANEOUS

5.1

Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Original Agreement.  The Parties expressly do not intend to extinguish the Original Agreement. Instead, it is the express intention of the Parties to reaffirm the indebtedness created under the Original Agreement (including, without limitation, the Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Original Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect. Except as herein amended, the Original Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Original Agreement and i n this Amendment shall survive the execution and delivery of this Amendment.

5.2

References.  Any reference to the Original Agreement contained in any notice, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

5.3

Headings/Counterparts.  The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

5.4

GOVERNING LAW.  THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.5

Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Northern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

5.6

Acknowledgments.  The Borrower hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)

the Bank has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Bank, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Borrower and the Banks.

5.7

Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8

Expenses.  Upon the execution hereof the Borrower will pay to or as directed by the Bank the fees and disbursements of their respective counsel in connection with this Amendment.

5.9

Loan Document.  This Amendment shall constitute one of the Loan Document(s) under the Original Agreement.

5.10

WAIVERS OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[The Remainder of this Page is Intentionally Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

FIRST ALBANY COMPANIES INC.

By:  /S/ STEVEN R. JENKINS

Name:  Steven R. Jenkins

Title:    CFO & COO

KEY BANK NATIONAL ASSOCIATION

By: /S/ RICHARD C. VAN ANKEN

Name:  Richard C. Van Anken

Title:    Senior Vice President

EXHIBIT “A”

(Expressed as Thousands)

Addback

9/30/04

12/31/04

3/31/05

6/30/05

9/30/05

Divesture of FAAM [1]

  $3,391

$3,072

$1,865

$1,261

$618

Prior employment matters [2]$1,292

$1,292

$342

$342

$0.00

Nuveen [3]

  $1,727

$1,703

$126

$0.00

$0.00

Lawrence lawsuit [4]

  $  750

$750

$750

$750

$0.00

Phase III [5]

  $1,375

$1,375

$1,375

$1,375

$0.00

Severance [6]

  $1,287

$1,812

$1,812

$1,812

$525

Total

  $9,822

$10,004

 $6,270

$5,540

$1,143

Notes:

1.

Income lost as a result of Borrower’s divestiture of FAAM.

2.

Cost/Expenses/Charges associated with the Borrower’s resolution of resolving prior employment matters in connection with its termination of its entire investment banking team in its Equity Capital Market division in the 3rd quarter of 2001.

3.

Bond offering by the Borrower for Nuveen.

4.

Lawrence refers to a lawsuit filed in 1998 against Borrower by the Lawrence Group, Inc. and certain related entities in connection with the private sale of Mechanical Technology Inc. stock.

5.

Phase III covers the cost associated with abandoning Borrower’s software development in its back room operations.

6.

Severance charges are related to Borrower’s planned reduction of 30-35 employees prior to year-end.

EXHIBIT “B”

	Trailing 12 Months Ending 9/30/2004	Trailing 12 Months Ending 12/31/04	Trailing 12 Months Ending 3/31/2005	Trailing 12 Months Ending 6/30/2005	Trailing 12 Months Ending 9/30/2005

Tax Adjusted Scheduled Adjustment Expenditures	$3,727,000	$4,019,000	$2,543,000	$2,470,000	$306,000